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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Southwest Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Southwest Water Company One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, California 90017 www.swwc.com
Anton C. Garnier Chairman of the Board and Chief Executive Officer

To our Stockholders:

        We cordially invite you to attend the 2004 Annual Meeting of Stockholders of Southwest Water Company to be held on Thursday, May 13, 2004, at 10 a.m. at the Millennium Biltmore Hotel located at 506 South Grand Avenue, Los Angeles, California 90071. Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        I hope you will participate in this overview of our company's business and operations. We will review the major developments of 2003, take a look at our plans for the future and answer your questions.

        We have enclosed our 2003 Annual Report for your reference. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

        Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. You may vote by telephone or by completing and mailing the enclosed proxy card. Voting by phone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your ongoing support of and continued interest in Southwest Water Company.

Sincerely,

Anton C. Garnier

2004 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	14
Statement of Corporate Governance	14
Code of Ethical Conduct	14
Director Qualifications	14
Identifying and Evaluating Nominees for Directors	14
Stockholder Nominations	15
Independent Director Sessions	15
Communications to the Board	15
BENEFICIAL OWNERSHIP OF MANAGEMENT AND DIRECTORS	16
Significant Stockholders	17
Section 16(a) Beneficial Ownership Reporting Compliance	17
PERFORMANCE GRAPH	18
EXECUTIVE COMPENSATION	19
Report of the Compensation Committee	19
Summary Compensation Table	21
Executive Officers' Change of Control Compensation Agreements	21
Option Grants to Named Executive Officers in 2003	23
Options Exercised in 2003 and Year-End Option Values	24
Equity Compensation Plan Information	25
Supplemental Executive Retirement Plan	26
AUDIT-RELATED MATTERS	27
Report of the Audit Committee	27
Principal Auditor Fees and Services	28
PROPOSAL 2 – TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 25,000,000 SHARES TO 75,000,000 SHARES	29
PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF SOUTHWEST WATER COMPANY	30
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS	34
APPENDIX A – CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	A-1
APPENDIX B – CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF SOUTHWEST WATER COMPANY	B-1
APPENDIX C – AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF SOUTHWEST WATER COMPANY	C-1
DIRECTIONS TO ANNUAL MEETING	Back Cover

SOUTHWEST WATER COMPANY

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017
(213) 929-1800

NOTICE OF THE
2004 ANNUAL MEETING OF STOCKHOLDERS

April 2, 2004

To our Stockholders:

        The 2004 Annual Meeting of Stockholders ("Annual Meeting") of Southwest Water Company, a Delaware corporation ("Southwest Water," "Company," "we" or "us"), will be held on Thursday, May 13, 2004 at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California 90071 for the following purposes:

  (1)
  To elect three persons as Class III Directors to a three-year term and until their successors are duly elected and qualified;

  (2)
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares;

  (3)
  To approve an amendment to the Amended and Restated Stock Option Plan for Non-Employee Directors, which includes an increase of 250,000 shares authorized for issuance under the plan, an increase of 5,000 shares to the initial and annual stock option grants to non-employee directors ("Non-Employee Directors") and a four-year extension to the term of the plan; and

  (4)
  To consider such other business as may properly come before the meeting.

        The record date for the determination of the stockholders entitled to vote at the meeting is the close of business on March 18, 2004.

        A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the location of the Annual Meeting on May 13, 2004, and during ordinary business hours for 10 days before the meeting at One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

        It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You also have the option of voting your shares by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement ("Proxy Statement"). You can revoke or change your proxy at any time prior to its exercise at the meeting by following the instructions in the Proxy Statement.

By Order of the Board of Directors
 Shelley A. Farnham
Secretary

WE URGE STOCKHOLDERS TO MARK, SIGN AND RETURN
PROMPTLY THE ACCOMPANYING PROXY CARD
OR TO VOTE BY TELEPHONE.

This Notice of Annual Meeting and Proxy Statement and Form of Proxy are being distributed on or about April 8, 2004.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why have I received these materials?

A:
The Company is providing these proxy materials for you, as a stockholder of Southwest Water, in connection with solicitation by our Board of Directors (the "Board") of proxies to be voted at our 2004 Annual Meeting of Stockholders and at any adjournment or postponement of that meeting. This Proxy Statement, form of proxy and voting instructions are being mailed on or about April 8, 2004.

  You are invited to attend our Annual Meeting on May 13, 2004, at 10:00 a.m., Pacific Time. The Annual Meeting will be held at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California. A map showing directions to the hotel is on the back cover of this Proxy Statement.

Q:
Who can attend the Annual Meeting?

A:
Our stockholders and Company representatives and guests can attend the meeting. Admission to the meeting depends on how your ownership of your shares is recorded. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your shares are registered with our transfer agent, all you need is proof of identification; no proof of ownership is needed.

Q:
Who is entitled to vote at this Annual Meeting?

A:
Owners of Southwest Water common stock or preferred Series A stock at the close of business on March 18, 2004, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 14,804,393 shares of common stock outstanding and 9,327 shares of preferred Series A stock outstanding. On each matter properly brought before the Annual Meeting, common shares will be entitled to one vote per share, and preferred Series A shares will be entitled to five votes per share. The combined total number of eligible votes is 14,851,028 shares.

Q:
What is the quorum requirement for the Annual Meeting?

A:
The presence at the meeting, in person or by proxy, of the holders of a majority of the eligible votes on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received, but marked as abstentions, and broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote such shares) will be included in the calculation of the number of votes considered to be present at the meeting.

Q:
What are the costs of proxy distribution and solicitation?

A:
Southwest Water will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation material that Southwest Water may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to beneficial owners. In addition, Southwest Water has retained Morrow and Company ("Morrow") to act as a proxy solicitor for the meeting. Southwest Water has agreed to pay Morrow $5,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors ("Director" or

  "Directors"), officers and employees of Southwest Water. No additional compensation will be paid to these individuals for their services.

Q:
What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid officers, and certain other required information. Southwest Water's 2003 Annual Report and audited financial statements, proxy card and return envelope are also enclosed.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are three proposals to be voted on at the Annual Meeting:

•
The election of three persons as Class III Directors for a three-year term or until their successors are duly elected and qualified;

•
Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares; and

•
Approval of an amendment to the Amended and Restated Stock Option Plan for Non-Employee Directors, which include an increase of 250,000 shares (from 437,555 shares to 687,555 shares) authorized for issuance under the plan, an increase of 5,000 shares to the initial and annual stock option grants to Non-Employee Directors (from 5,000 shares to 10,000 shares) and a four-year extension to the term of the plan to May 13, 2014.

Q:
What is Southwest Water's voting recommendation?

A:
Southwest Water's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the approval of an Amendment to the Amended and Restated Certificate of Incorporation and "FOR" the approval of the Amended and Restated Stock Option Plan for Non-Employee Directors.

Q:
What shares owned by me can be voted?

A:
Each share of Southwest Water stock issued and outstanding as of the close of business on March 18, 2004 (the "Record Date"), is entitled to vote on all items being voted upon at the Annual Meeting. You may cast one vote per share of common stock that you held on the Record Date. Holders of Series A Preferred Stock may cast five votes per share of preferred stock beneficially owned by them. You may vote all shares owned by you as of the Record Date, including shares that are: (1) held directly in your name as the stockholder of record or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of Southwest Water hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

  If your shares are registered directly in your name with Southwest Water's transfer agent, Mellon Investor Services LLC, you are considered the stockholder of record, and these proxy materials are being sent directly to you by Southwest Water. As the stockholder of record, you have the right to grant your voting proxy directly to Southwest Water or to vote in person at the Annual Meeting. Southwest Water has enclosed a proxy card for you to use. You may also vote by telephone as described below under "How can I vote my shares without attending the Annual Meeting?"

  Beneficial Owner of Shares Held in Street Name

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from your broker. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by telephone as described below under "How can I vote my shares without attending the Annual Meeting?"

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Southwest Water recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

  Shares held beneficially in street name may be voted in person by you only if you obtain a signed proxy from the record holder (e.g., your broker) giving you the right to vote the shares in person.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder, you may vote by telephone, by following the instructions included with your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee. The deadline for voting by telephone is 11:59 p.m., Eastern Time, on May 12, 2004.

  By Telephone – Stockholders of record of Southwest Water stock who live in the United States or Canada may submit proxies by following the "Vote by Phone" instructions on their proxy cards. Most Southwest Water stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees.

  By Mail – Stockholders of record of Southwest Water stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Southwest Water stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards and providing and mailing them in the accompanying pre-addressed envelopes.

Q:
Can I change my vote?

A:
As a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by doing any of the following:

•
Delivering to the Secretary of the Company a signed notice of revocation, bearing a date later than the date of the proxy, stating that the vote is revoked;

•
Granting a new proxy, relating to the same shares and bearing a date later than the date of the earlier proxy; or

  •
  Attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not, by itself, revoke your proxy.

  If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. You must contact your bank, broker or other record holder to find out how to do so.

  Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder, your broker.

  Written notices of revocation of proxies should be addressed to:

  Southwest Water Company
  c/o Secretary
  One Wilshire Building
  624 South Grand Avenue, Suite 2900
  Los Angeles, CA 90017

Q:
How are votes cast?

A:
In the election of Directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For all other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN" on each such proposal. If you "ABSTAIN" it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:
What is the voting requirement to approve each of the proposals?

A:
For Proposal One, the three nominees receiving the highest number of affirmative votes of the outstanding shares of the Company's securities, present or represented by proxy and entitled to vote, shall be elected as Directors to serve until their successors have been elected and qualified. The election of Directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will likely exist in connection with Proposal One.

  Approval of Proposal Two requires an affirmative vote of a majority of the outstanding shares of the Company's securities entitled to vote on the Item. Approval of Proposal Three requires an affirmative vote of a majority of the outstanding shares of the Company's securities, present or represented by proxy and voting on the proposal. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "What is the quorum requirement for the Annual Meeting." Brokers are authorized to vote on Proposal Two; thus, broker non-votes likely will not have any effect on Proposal Two. Brokers, however, are not authorized to vote on Proposal Three. Thus, broker non-votes may result, but since they are not considered a vote on the proposal they will not have any effect on the outcome of Proposal Three. Abstentions will count as a vote against Proposal Two, but will have no effect on Proposal Three.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Who will serve as inspector of election?

A:
The inspector of election will be a representative of Mellon Investor Services, LLC.

Q:
What documents are incorporated by reference?

A:
The Report of the Compensation Committee of the Board on Executive Compensation, the Audit Committee Report (including reference to the independence of the Audit Committee members) and the Stock Price Performance Graph, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

Q:
Where can I find the voting results of the Annual Meeting?

A:
Southwest Water intends to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

 PROPOSAL 1 – ELECTION OF DIRECTORS

General

        The Company's Board is currently divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires.

        Our Board currently has eight Directors. The terms for three Directors will expire at this 2004 Annual Meeting. Votes cannot be cast and proxies cannot be voted other than for the three nominees named below. Directors elected at the 2004 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting in 2007. All of the nominees are currently Directors of the Company. There are no family relationships among the Company's executive officers and Directors. There are no legal proceedings that involve any Director requiring disclosure pursuant to the SEC instructions to this item.

        The Class III Directors nominated for election by the Board at the 2004 Annual Meeting are H. Frederick Christie, Anton C. Garnier and Peter J. Moerbeek. Beginning on the next page, the principal occupation and certain other information are set forth regarding the nominees. See page 9 for the Directors whose terms of office will continue after the Annual Meeting. Information about the beneficial ownership of the nominees and other Directors can be found on page 16.

Information on Nominees and Continuing Directors

        The following table provides information on the people who serve as Directors as of March 18, 2004:

Name	Age	Position	Term Expires
Anton C. Garnier	63	Chairman and CEO	2004
Peter J. Moerbeek	56	President and COO	2004
H. Frederick Christie	70	Director	2004
James C. Castle, Ph.D	67	Director	2005
Maureen A. Kindel	66	Director	2005
Linda Griego	55	Director	2006
Donovan D. Huennekens	67	Director	2006
Richard G. Newman	69	Director	2006

Nominees for Directors Standing for Election in 2004 (Class III)

H. Frederick Christie Age 70	Mr. Christie is an independent consultant. He retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International), which oversaw SCEcorp's non-utility businesses. From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Valero L.P., IHOP Corporation and Ducommun Incorporated and also serves on the boards of 19 mutual funds managed by the Capital Research and Management Company. Mr. Christie was first elected a Director in 1996.
Anton C. Garnier Age 63	Mr. Garnier has served as chief executive officer of the Company since 1968. He was first elected a Director in 1968. Mr. Garnier has served as our Chairman of the Board since 1996.
Peter J. Moerbeek Age 56
Mr. Moerbeek was appointed the Company's president and chief operating officer in February 2004. He joined the Company in 1995 as chief financial officer and secretary. He has been the president of the Company's non-regulated business since 2002. Mr. Moerbeek was first elected a Director in April 2001.

Southwest Water's Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

        The Company's Directors whose terms are not expiring this year will continue in office for the remainder of their terms or earlier in accordance with the Company's bylaws. Information regarding their business experience follows:

Directors Whose Terms Will Expire in 2005 (Class I)

James C. Castle, Ph.D Age 67	Mr. Castle is president and chief executive officer of Castle Information Technologies, LLC, an information technology consulting firm. He serves on the boards of PMI Group, Inc. and ADC Telecommunications Inc. Mr. Castle was first elected a Director in 2002.
Maureen A. Kindel Age 66
Ms. Kindel is president of Rose & Kindel, a public affairs firm. Ms. Kindel is past president of the City of Los Angeles Board of Public Works, a founding and current member of each of the Pacific Counsel on International Policy, the Board of Governors of Town Hall of Los Angeles and the Los Angeles Amateur Athletic Foundation. She is also a regent of Loyola Marymount University and on the board of directors of the Los Angeles Chamber of Commerce. Ms. Kindel was first elected a Director in 1997.

Directors Whose Terms Will Expire in 2006 (Class II)

Linda Griego Age 55	Ms. Griego is the founder and managing general partner of the Engine Company No. 28, a Los Angeles restaurant, president and chief executive officer of Griego Enterprises Inc., a management company, and president, a developer and producer of Zapgo Entertainment Group, television programming aimed at the young Latino market. She serves on the boards of Blockbuster, Inc. and Granite Construction, Inc. and the advisory board of U.S. Bank. She is also a director of the Federal Reserve Bank of San Francisco and a trustee of the Robert Wood Johnson Foundation. Ms. Griego was first elected a Director in 2001.
Donovan D. Huennekens Age 67	Mr. Huennekens is a partner of HQT Homes, a real estate development company, and a director of Bixby Ranch Company. Mr. Huennekens was first elected a Director in 1969.
Richard G. Newman Age 69
Mr. Newman is chairman, chief executive officer and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide engineering and diversified technical professional services internationally. Mr. Newman is a director of Sempra Energy Company. He also serves on the boards of 13 mutual funds managed by the Capital Research and Management Company. Mr. Newman was first elected a Director in 1991.

Board and Committee Independence

        The Board has determined that each of the current Directors, except the chairman of the board and chief executive officer (Mr. Garnier) and the president and chief operating officer (Mr. Moerbeek), has no material relationship with Southwest Water (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is "independent" within the meaning of the NASDAQ Stock Market, Inc. ("NASDAQ") director independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of the Audit, Compensation, and Nominating and Governance Committees has no material relationship with Southwest Water (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is "independent" within the meaning of NASDAQ's director independence standards.

COMMITTEES OF THE BOARD OF DIRECTORS

Board Structure and Committee Membership

        As of the date of this Proxy Statement, our Board has eight Directors and the following four standing committees ("Committee" or "Committees"): (1) Audit, (2) Financial Planning and Investment, (3) Compensation and (4) Nominating and Governance. The membership during the last fiscal year and the function of each of the Committees are described below. Each of the Committees operates under a written charter adopted by the Board. The Committee charters are available on Southwest Water's website at www.swwc.com. During fiscal 2003, the Board held 11 meetings. Each Director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend Annual Meetings of Southwest Water's stockholders. All Directors attended the 2003 Annual Meeting of Stockholders.

Name of Director	Audit	Financial Planning & Investment	Compensation	Nominating and Governance
Non-Employee Directors:
James C. Castle, Ph.D	X	X
H. Frederick Christie	X	X	X*	X
Linda Griego			X	X
Donovan D. Huennekens	X*		X
Maureen A. Kindel	X			X*
Richard G. Newman		X*	X	X
Employee Directors:
Anton C. Garnier		X
Peter J. Moerbeek		X

Number of Meetings in Fiscal 2003	11	5	5	2

X = Committee member; * = Chair

Audit Committee

        The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is charged with assisting the Board in monitoring the integrity of the Company's internal controls and financial reporting process, monitoring the independence and performance of the Company's external independent auditors, assuring compliance with legal and regulatory requirements and reviewing areas of significant financial risk to the Company. The Audit Committee prepares an Audit Committee report and annually reviews the Audit Committee charter and the Committee's performance. The Audit Committee appoints, evaluates and determines the compensation of Southwest Water's independent auditors; reviews and approves the scope of the annual audit, the audit fees and the financial statements; grants advance approval of any non-audit services provided by the independent auditors; sets policies with respect to financial information and earnings guidance; and oversees investigations into complaints concerning financial matters.

        The report of the Audit Committee is included on page 27. The charter of the Audit Committee is available at www.swwc.com and is also included as Appendix A to this Proxy Statement.

Audit Committee Financial Expert

        The Board has determined that at least one member of the Audit Committee, Donovan D. Huennekens, qualifies as the "Audit Committee Financial Expert" under the guidelines promulgated by the SEC. The Board has also determined that each of the Audit Committee members satisfies the SEC rules regarding independence.

Financial Planning and Investment Committee

        The Financial Planning and Investment Committee assists the Board in overseeing the Company's long-term strategic planning, new business development, acquisitions and mergers and overall investment policy. The Committee reviews and analyzes significant financial matters, such as assisting in the evaluation of proposed merger and acquisition transactions and other financial investment activities. It also reviews Southwest Water's capitalization, including credit management, risk concentration and return on invested capital. The Committee reviews and evaluates annually its performance and its charter.

        The charter of the Financial Planning and Investment Committee is available at www.swwc.com.

Compensation Committee

        The Compensation Committee assists the Board in reviewing the performance and approving the compensation of Southwest Water's executives and the Committee produces a report on executive compensation. The Committee provides general oversight of Southwest Water's equity compensation plans and benefits programs. The Committee reviews and evaluates annually its performance and its charter.

        The report of the Compensation Committee is included beginning on page 19. The charter of the Compensation Committee is available at www.swwc.com.

Nominating and Governance Committee

        The Nominating and Governance Committee identifies individuals qualified to become Board members; recommends Director candidates to the Board for election and re-election; and develops and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Please refer to our section on "Corporate Governance Principles and Board Matters" for more information on the Company's governance policies. The Committee reviews and evaluates annually its performance and its charter.

        The charter of the Nominating and Governance Committee is available at www.swwc.com.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is composed of Messrs. Christie, Huennekens, Newman and Ms. Griego. No member of the Company's Compensation Committee is a current or a former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the Board or Compensation Committee of any entity that has one or more executive officers serving as members of the Company's Board or Compensation Committee.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP

        The following table provides information on Southwest Water's compensation practices during fiscal 2003 for Non-Employee Directors, as well as the range of compensation paid to Non-Employee Directors who served during 2003. Mr. Garnier and Mr. Moerbeek did not receive any separate compensation for their Board activities.

        In May 2003, based upon the recommendation of the Compensation Committee and based on competitive data, the Board adopted changes to the Non-Employee Director cash compensation effective May 18, 2003, on a pro-rated basis through the end of the year, as follows:

NON-EMPLOYEE DIRECTOR COMPENSATION
FOR 2003

Annual retainer(1)	$14,250	(1)
Annual Stock Option Award(2)	5,000	(2)
Additional retainer for Chair of any Committee	$3,000	(3)

Total combined value of compensation and equity(3)	$45,445	(4)

(1)
Non-Employee Directors continue to receive a fee of $1,000 for attending each Board meeting, Committee meeting and long-range planning meeting. The total combined value shown above does not reflect any per-meeting fees. The annual retainer increased from $12,000 to $15,000 effective May 18, 2003. The annual retainer amount in the table above reflects the actual retainer paid to each Non-Employee Director during 2003.

(2)
Non-Employee Directors receive an initial option grant of 5,000 shares of the Company's common stock upon becoming a Director. In addition, at each subsequent Annual Meeting each Director receives an automatic award of options for 5,000 shares. Exercise prices for all options granted equal the last sales price on NASDAQ on the trading day preceding the date of grant.

(3)
The chair of each Committee receives as of May 2003 an annual retainer of $3,000, except the chair of the Audit Committee, who receives an annual retainer of $3,600.

(4)
This aggregate dollar amount (i) assumes the annual retainer received by Non-Employee Directors for 2003 ($14,250); (ii) includes additional retainers to be paid for serving as chairperson for each of the committees ($3,000); (iii) includes attending a combination of ten Board meetings and Committee meetings ($10,000); and (iv) includes the grant to each Non-Employee Director of shares of Southwest Water common stock having a fair market value of $18,195 on the date of the grant (equal to 30 percent value of the share price of $12.13 on May 6, 2003 based on estimated Black-Sholes formula calculations).

Non-Employee Director Stock Options Granted in 2003

        The following table sets forth information regarding stock option grants made to Non-Employee Directors during the year ended December 31, 2003.

Eligible Directors	Options (#)(1)(2)	Exercise Base Price ($/sh.)	Expiration Date
James C. Castle, Ph.D	6,667	9.09	5/9/10
H. Frederick Christie	6,667	9.09	5/9/10
Linda Griego	6,667	9.09	5/9/10
Donovan D. Huennekens	6,667	9.09	5/9/10
Maureen A. Kindel	6,667	9.09	5/9/10
Richard G. Newman	6,667	9.09	5/9/10

(1)
Options vest 50% each year for two years.

(2)
All options and option exercise prices reflect a 4 for 3 stock dividend on January 1, 2004, which resulted in an adjustment to all outstanding options.

Non-Employee Director Option Exercises in 2003 and Year-End Option Values

        The following table sets forth for each Non-Employee Director certain information about stock options exercised during the year ended December 31, 2003, and unexercised stock options held at the end of the 2003 fiscal year.

Non-Employee Director Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number of Unexercised Options at December 31, 2003 Exercisable/Unexercisable	Value of Unexercised In the-Money Options at December 31, 2003 Exercisable/Unexercisable ($)(2)
James C. Castle, Ph.D	0	0	6,998 / 13,669	8,687 / 27,893
H. Frederick Christie	0	0	33,046 / 10,168	167,847 / 20,246
Linda Griego	0	0	10,499 / 10,168	13,685 / 20,246
Donovan D. Huennekens	0	0	33,046 / 10,168	167,847 / 20,246
Maureen A. Kindel	0	0	30,291 / 10,168	144,007 / 20,246
Richard G. Newman	0	0	33,046 / 10,168	167,847 / 20,246

(1)
Shares shown reflect adjustment to give effect to a 4 for 3 stock dividend on January 1, 2004.

(2)
Difference between fair market value at fiscal year-end of $11.97 per option and option exercise price.

        At December 31, 2003, the Non-Employee Director group had a total of 211,435 stock options outstanding with a weighted average exercise price of $7.97 per share. The stock options shown in the above table include stock options granted under the current Amended Stock Option Plan for Non-Employee Directors and those granted previously under the Company's Second Amended and Restated Stock Option Plan.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Statement of Corporate Governance

        Southwest Water is committed to having sound corporate governance principles. Our Board believes that the purpose of corporate governance is to ensure we maximize stockholder value in a manner consistent with the legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promotes this purpose. We continually review these governance practices, Delaware law (the state in which we are incorporated), the rules and listing standards of NASDAQ and SEC regulations, as well as best practices suggested by recognized governance authorities.

        Southwest Water maintains a corporate governance page on its website, which includes key information about its corporate governance initiatives, including Southwest Water's Corporate Governance Guidelines, and charters for each of the Committees of the Board. The corporate governance page of the Company can be found at www.swwc.com, by clicking on "Investor Relations" and "Corporate Governance."

Code of Ethical Conduct

        Our website, www.swwc.com, contains our Code of Ethical Conduct for all employees and our Code of Ethics for Directors and Executive Officers. The Code of Ethics for Directors and Executive Officers is intended to comply with the requirements of the Sarbanes Oxley Act of 2002 and applies to our Directors and to executive officers, including our chief executive officer, senior financial officers and other executive officers. We will provide without charge to any person, on the written or oral request, a copy of our Code of Ethics. Requests should be directed to the Director of Corporate Communications, Southwest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017. Waivers from, and amendments to, the Code of Ethics for Directors and Executive Officers that apply to our chief executive officer, chief financial officer or persons performing similar functions will be posted on our website at www.swwc.com within (5) days following the date of the waiver or amendment.

Director Qualifications

        Southwest Water's Corporate Governance Guidelines contain Board membership criteria that apply to nominees for a position on Southwest Water's Board. Under these criteria, members of the Board must have professional and personal ethics and values, consistent with longstanding Southwest Water values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all Director duties. Each Director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for Director, including materials provided by professional search firms or other parties. In the event that Board vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons.

        The Board shall nominate the Director candidates it deems most qualified for election by the stockholders. In accordance with the bylaws of the Company, the Board will be responsible for filling vacancies or newly created directorships on the Board that may occur between annual meetings of stockholders. The Nominating and Governance Committee is also responsible for identifying, screening and recommending candidates to the entire Board for membership. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at anytime during the year. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Stockholder Nominations

        Stockholders may recommend Director nominees for consideration by the Nominating and Governance Committee by writing to the Corporate Secretary at least 120 days before the Annual Meeting specifying the nominee's name and qualifications for Board membership. Following verification of the stockholder status of the person submitting the recommendation and review of minimum qualifying standards, all properly submitted recommendations are brought to the attention of the Nominating and Governance Committee at the next Committee meeting. Candidates recommended by a stockholder will be evaluated in the same manner as any candidate identified by the Nominating and Governance Committee.

Independent Director Sessions

        Independent Director sessions of Non-Employee Directors are held at least four times a year. The sessions are scheduled and chaired by an independent Director selected by the Board from time to time. Any Director can request an additional independent Director session be scheduled.

Communication to the Board

        Stockholders and other interested parties may communicate with the Board by writing to Secretary, Southwest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017. The Secretary will forward all communications to the full Board or the appropriate committee with a copy to the Chairperson of the Nominating and Governance Committee.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Management and Directors

        The following table sets forth information concerning the beneficial ownership of our common stock as of March 18, 2004 for: (i) each Director and nominee for Director of the Company, (ii) the person who in fiscal 2003 was the chief executive officer of the Company, (iii) the four other most highly compensated executive officers named in the Summary Compensation Table on page 21, and (iv) the Directors and executive officers as a group. Except as otherwise noted, the named individual or their family members have sole voting and investment power with respect to such securities.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Exercisable Options Beneficially Owned(a)	Total Number of Shares and Exercisable Options Beneficially Owned	Percentage of Class(b)
(i)
James C. Castle, Ph.D	2,800	(c)	17,333	20,133	*
H. Frederick Christie	18,230		44,652	62,882	*
Linda Griego	0		17,333	17,333	*
Donovan D. Huennekens	73,853	(d)	39,880	113,733	*
Maureen A. Kindel	6,596		37,125	43,721	*
Richard G. Newman	38,946	(e)	50,108	89,054	*
(ii)
Anton C. Garnier	309,503	(f)	469,844	779,347	5.10%
(iii)
Peter J. Moerbeek	28,742	(g)	409,760	438,498	2.88%
Richard J. Shields	1,400		13,732	15,132	*
Michael O. Quinn	26,249	(h)	23,926	50,175	*
Robert W. Monette	31,500		25,230	56,730	*
(iv)
All Directors and Executive Officers as a Group (11)	537,819		1,148,923	1,686,738	10.57%

*Indicates less than one percent of class of stock.

  (a)
  Includes options that become exercisable on or before May 18, 2004.

  (b)
  Based on 14,804,393 shares of common stock outstanding. Due to the voting rights of the outstanding shares of Series A preferred stock, 14,851,031 votes may be cast at the meeting. Since the holders of the preferred stock are entitled to cast only approximately 46,600 votes, the "percentage of class" shown in the table is substantially similar to the percentage of voting power held.

  (c)
  Mr. and Mrs. Castle hold all 2,800 shares of common stock as trustees of a revocable trust for their benefit. Mr. Castle is a trustee of the trust and has shared voting and investment power with respect to the shares.

  (d)
  Mr. and Mrs. Huennekens hold all 73,853 shares of common stock as trustees of a revocable trust for their benefit. Mr. Huennekens is a trustee of the trust and has shared voting and investment power with respect to the shares.

  (e)
  Mr. and Mrs. Newman hold all 38,946 shares of common stock as trustees of a revocable trust for their benefit. Mr. Newman is a trustee of the trust and has shared voting and investment power with respect to the shares.

  (f)
  Included in the table are 287,454 common shares owned by Mr. and Mrs. Garnier as trustees of a revocable trust for their benefit. Mr. Garnier is a trustee of the trust and has shared voting and investment power with respect to the shares. Also included in the table are 22,049 common shares representing Mr. Garnier's interest in a corporation of which Mr. Garnier is a director and a stockholder. Mr. Garnier has sole voting and investment power with respect to these shares.

  (g)
  Mr. and Mrs. Moerbeek hold all 28,742 shares of common stock as trustees of a revocable trust for their benefit. Mr. Moerbeek is a trustee of the trust and has shared voting and investment power with respect to the shares.

  (h)
  Mr. and Mrs. Quinn hold all 26,249 shares of common stock as trustees of a revocable trust for their benefit. Mr. Quinn is a trustee of the trust and has shared voting and investment power with respect to the shares.

Significant Stockholders

        The following table identifies significant stockholders who own more than five percent of any class or series of the Company's outstanding voting securities as of March 18, 2004:

Class of Stock	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,017,400(1)	6.87%
Common Stock	T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	868,400(2)	5.87%

(1)
Based on 14,804,393 shares of common stock outstanding. Due to the voting rights of the outstanding shares of Series A preferred stock, 14,851,031 votes may be cast at the meeting. Since the holders of the preferred stock are entitled to cast only approximately 46,600 votes, the "percentage of class" shown in the table is substantially similar to the percentage of voting power held. Based on a Schedule 13G filed with the SEC on February 10, 2004. These securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. serves as an investment adviser. T. Rowe Price Associates, Inc. has sole voting power over 149,000 shares and sole dispositive power over 1,017,400 shares. For purposes of reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
Based on a Schedule 13G filed with the SEC on February 10, 2004. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 868,400 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Directors and certain officers of Southwest Water, as well as persons who own more than 10 percent of Southwest Water's common stock, to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of the Company's common stock. The SEC has established specific due dates for these reports, and Southwest Water is required to disclose in this Proxy Statement any late filings or failures to file.

        Southwest Water believes that its Directors, reporting officers and greater-than-10-percent stockholders complied with all these filing requirements for the year ended December 31, 2003, except (i) Donovan D. Huennekens, who filed a Form 4 reporting the following two transactions in Southwest Water's common stock that were inadvertently not timely reported: his acquisition of 218 shares on October 17, 2003 and his acquisition of 203 shares on October 17, 2003, through the Dividend Reinvestment Program, and (ii) Michael O. Quinn, who filed an amended Form 4 reporting the following two transactions in Southwest Water's common stock that were inadvertently not timely reported: his option exercise and sale of 2,000 shares on September 17, 2003, and his option exercise and sale of 11,237 shares on September 18, 2003.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return to holders of the Company's common stock during the five most recent fiscal years versus the cumulative total return during the same period achieved by 11 publicly held water utilities listed in the A.G. Edwards Water Utility Index and that achieved by the Standard & Poor's 500 Stock Index on December 31st of each year. The comparison assumes an initial investment of $100 made on December 31, 1998 in each of the Company's common stock, the A.G. Edwards Water Utility Index and the Standard & Poor's 500 Stock Index. The cumulative total returns assume the reinvestment of all dividends. The historical stock performance reflected in the graph is not necessarily indicative of future stock performance.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	1998	1999	2000	2001	2002	2003
Southwest Water Company (SWWC)	$100.00	$146.65	$148.39	$187.91	$187.93	$230.21
AG Edwards Water Utility Index	$100.00	$135.75	$129.56	$156.39	$154.24	$186.78
S&P 500 Composite Index	$100.00	$121.04	$110.02	$96.95	$75.54	$97.19

Source: A.G. Edwards & Sons, Inc.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

Executive Officer Compensation Philosophy

        The compensation philosophy for executive officers is to ensure that compensation is directly linked to continuous improvements in the Company's financial performance and stockholder value. To implement this philosophy, the Committee is guided by the following objectives: (1) enable the Company to attract and retain highly qualified executives, (2) focus executives' efforts on the fulfillment of Company annual and long-term business objectives and strategies, and (3) ensure that a portion of executive compensation is tied to specific performance measures. The Committee has retained outside consultants and executive compensation specialists in evaluating and modifying the current executive compensation plan.

Executive Compensation

        In determining the base salary levels of executives, including the chief executive officer, the Committee considers individual performance, the performance of the operations directed by the executive, and the competitive salary levels of executives in companies of similar size and complexity. Competitive salary information, obtained primarily through published compensation surveys, is used to determine the reasonableness of total compensation, which includes base salary and incentive compensation. For executives other than the chief executive officer, the Compensation Committee also considers the recommendations of the Chief Executive Officer.

Annual Incentive Compensation

        The Committee believes that the Company's short-term objectives are enhanced with annual performance-based incentive compensation for its executives. Annual incentive awards are based on the attainment of meeting certain financial objectives for the Company and on an executive's achievement of goals in his or her area of functional responsibility. Executive performance objectives include both quantitative and qualitative criteria. As an executive's level of responsibility increases, a greater portion of potential total cash compensation is at risk in the form of annual performance-based incentives.

        The Compensation Committee establishes financial goals and performance-based measures at the beginning of each year. Awards are made at the end of the year based on actual performance. Each year, the Committee establishes performance objectives. No awards are made if performance objectives are not attained. In 2003, in those areas where the actual results for the year met or exceeded the objectives set by the Committee, incentive compensation awards were approved for the Company's executives.

Long-term Incentive Compensation

        The primary purpose of long-term incentives is to encourage and facilitate long-term Company performance by greater personal stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officer's interests with the Company's long-term goals and with the interests of the Company's other stockholders. Currently, the primary form of long-term incentive compensation is non-qualified stock options. The Compensation Committee approves stock options for all executives and managers.

        In determining the number of stock options awarded, the Compensation Committee considers a number of factors including the executive's pay level, responsibilities in the organization, and ability to significantly improve future financial results. In addition, the Compensation Committee compares the Company's option grant levels with similar industry practices.

Chief Executive Officer Compensation

        Anton C. Garnier has been chief executive officer of the Company since November 1968, and has been Chairman of the Board since August 1996. The Committee reviewed Mr. Garnier's 2003 performance based on the performance of the Company as a whole and his performance with respect to quantitative and qualitative objectives approved at the start of the year by the Committee. The Committee carefully considered the Company's continuing improvements in short-term and long-term financial results, including earnings improvement, new business development, management development, return on equity and the creation of stockholder value. The Committee also evaluated Mr. Garnier's progress in attaining qualitative objectives in such areas such as investor relations, planning for the Company's long-term future, setting strategic objectives, and employee involvement and communications. The Committee did not use specific weighting factors with respect to quantitative and qualitative performance measures.

        In evaluating Mr. Garnier's performance for 2003, the Committee gave particular emphasis to the Company's consistent earnings while continuing to provide attractive shareholder returns during a challenging year, as well as positioning the Company for the future. After the Committee's deliberations, the Committee increased Mr. Garnier's annual salary from $350,000 to $367,500, effective January 1, 2004, and awarded him an incentive compensation amount of $198,750 for 2003. In addition, on February 11, 2004, the Committee awarded Mr. Garnier a stock option grant of 75,000 shares of the Company's common stock in recognition of the Company's long-term performance.

Compensation Committee

H. Frederick Christie (Chair)
Linda Griego
Donovan D. Huennekens
Richard G. Newman

February 11, 2004

Summary Compensation Table

        The following table sets forth the compensation awarded to, earned by or paid to Southwest Water's chief executive officer and its four other most highly compensated executive officers for services rendered in all capacities during the year ended December 31, 2003, and each of the previous two years if such individual was an executive officer.

		Annual Compensation		Long-Term Compensation
Name and Principal Position in 2003	Year	Salary ($)	Bonus ($)	Stock Options (#)
Anton C. Garnier Chairman, Chief Executive Officer and President	2003 2002 2001	350,000 320,000 290,000	198,750 180,000 160,000	66,667 57,750 62,017
Peter J. Moerbeek Executive Vice President and Secretary	2003 2002 2001	251,500 235,400 210,000	150,000 100,000 54,600	53,333 46,200 47,408
Richard J. Shields(1) Chief Financial Officer	2003 2002 2001	190,000 30,692 –	71,250 30,000 –	42,000 31,500 –
Michael O. Quinn President, Southwest Water Utility Group President, Suburban Water Systems	2003 2002 2001	197,600 184,500 170,498	120,000 51,425 44,465	13,333 7,000 7,351
Robert W. Monette(2) Vice President of the Company President, Operations Technologies, Inc.	2003 2002 2001	200,000 200,000 66,667	120,000 13,000 35,000	10,667 21,000 36,751

(1)
Mr. Shields joined the Company in October 2002.

(2)
Mr. Monette joined the Company in September 2001.

Executive Officers' Change of Control Compensation Agreements

        In 1998, Messrs. Garnier and Moerbeek entered into change of control compensation agreements with the Company, and in 2001 and 2002, Messrs. Monette and Shields, respectively, entered into similar change of control agreements. The Company has agreed to provide benefits and payments to Messrs. Garnier, Moerbeek, Monette and Shields based on 2.99 times their respective average five-year compensation if certain conditions are met.

        In 1995, Mr. Quinn entered into a change of control compensation agreement with the Company. Under this agreement, the Company has agreed to provide severance benefits and payments to Mr. Quinn based on 1.5 times his average five-year compensation if certain conditions are met.

        For the purpose of these agreements, a "change in control" is generally defined as a change in the person or persons owning, directly or indirectly, sufficient voting stock to elect the Board for the entity that employs an executive. These compensation agreements are in addition to the plans described under the heading "Supplemental Executive Retirement Plan."

        The agreements for Messrs. Garnier, Moerbeek, Monette, Shields and Quinn will be triggered if there is a change of control and either of the following conditions is met: (1) termination of the executive's employment by his employer prior to the second anniversary of a change in control, other than termination by retirement or for death, disability or cause; or (2) termination of executive's employment by the executive within two years after a change in control for "good reason" (including assignment of executive to duties inconsistent with executive's position, duties, responsibilities and status prior to the change in control or, alternatively, a reduction in salary, a significant reduction in benefits, an elimination of stock plans or a relocation of employment greater than 50 miles). Under these agreements, cash severance payments are based upon base salary, auto benefits, bonuses and certain life insurance premium amounts paid by the employer. Cash severance payments are payable within five days after termination of employment. Cash severance amounts as of December 31, 2003, assuming termination met the requirements for a severance payment are as follows: Mr. Garnier – $1,460,481; Mr. Moerbeek—$1,037,022; Mr. Monette – $632,551, Mr. Shields – $535,647 and Mr. Quinn – $351,816. In addition to the cash payment, each executive is entitled to certain health insurance benefits with a value of approximately $25,000, and outplacement services with a maximum benefit of $15,000 each for Messrs. Garnier, Moerbeek, Monette and Shields, and $4,000 for Mr. Quinn. These payments and benefits are subject to certain Internal Revenue Service limitations and may be reduced if these limitations are met.

Option Grants to Named Executive Officers in 2003

        The following table sets forth information regarding stock option grants under Southwest Water's Stock Option Plan during the fiscal year ended December 31, 2003, to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of 5% and 10% over the full term of the options. These assumed rates of growth were selected by the SEC for illustration purposes only and are not intended to predict future stock price, which will depend on overall performance and prospects. Consequently, there can be no assurance that the potential realizable values shown in this table will be achieved.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for 7-Year Option Term
	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year 2003
			Exercise or Base Price ($/sh.)(2)
Executive	Options Granted (#)(1)			Expiration Date	At 5% Annual Growth Rate($)(3)	At 10% Annual Growth Rate($)(3)
Anton C. Garnier	66,667	19%	9.30	4/01/10	252,549	588,601
Peter J. Moerbeek	53,333	15%	9.30	4/01/10	202,037	470,876
Richard J. Shields	26,667	7%	9.30	4/01/10	101,020	235,442
Michael O. Quinn	5,250	2%	9.30	4/01/10	50,508	117,716
Robert W. Monette	15,750	5%	9.30	4/01/10	40,408	94,128

(1)
Options vest 20% per year until fully vested. The options were granted for a term of seven years and one day, subject to earlier cancellation upon certain events related to termination of employment. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offsetting the underlying shares, subject to certain conditions.

(2)
All exercise prices represent fair market value on the date of grant and reflect a 4 for 3 stock dividend on January 1, 2004.

(3)
Potential realizable values are based on assumed annual rates of return specified by the SEC. Southwest Water's management has consistently cautioned stockholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

Options Exercised in 2003 and Year-End Option Values

        The following table shows information on exercised and unexercised stock options, value realized and the value of unexercised options during the Company's most recent fiscal year for the chief executive officer of the Company and the other named executive officers.

Executive	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Unexercised Options at December 31, 2003 Exercisable/Unexercisable (#)(3)	Value of Unexercised In-the-Money Options at December 31, 2003 Exercisable/Unexercisable ($)(2)(3)
Anton C. Garnier	0	0	393,335 / 221,983	2,786,374 / 744,005
Peter J. Moerbeek	0	0	347,854 / 190,343	2,424,555 / 637,007
Richard J. Shields	0	0	8,399 / 60,268	21,345 / 156,594
Michael O. Quinn	17,649	116,063	15,357 / 27,481	79,137 / 88,315
Robert W. Monette	0	0	18,897 / 49,519	58,125 / 138,622

(1)
The value realized is based upon the difference between the market price of the shares purchased on the exercise date and the exercise price times the number of shares covered by the exercised option.

(2)
The value of unexercised options is based upon the difference between the exercise price and the closing market price on December 31, 2003, which was $11.97 per share.

(3)
The number of stock options has been adjusted to give effect to the 4 for 3 stock dividend on January 1, 2004.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2003, with respect to compensation plans under which shares of Southwest Water's common stock may be issued. This table excludes the 25,000 additional shares of common stock that may be issued under Southwest Water's Non-Employee Director Plan if approved by the stockholders at the Annual Meeting.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	2,360,452	$7.04	1,995,290
Employee Stock Purchase Plan approved by stockholders	N/A	N/A	870,249
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total:	2,360,452	$7.04	2,865,539

Supplemental Executive Retirement Plan

        The Southwest Water Company Supplemental Executive Retirement Plan (the "SERP") was adopted by Southwest Water Company effective May 8, 2000. Two executive officers of the Company have been selected by the Compensation Committee as participants in the SERP: Messrs. Garnier and Moerbeek. Under the SERP, in most cases, a vested participant with five to 10 years of service will be eligible for a yearly benefit for his or her lifetime beginning at age 65 equal to: the participant's average annual compensation multiplied by the applicable compensation percentage as defined by the SERP, less (1) the Social Security benefit for the most recent five years of employment and less (2) benefits received under the Company-sponsored Noncontributory Defined Benefit Pension Plan, which was terminated effective December 30, 1999.

        The following table shows the estimated annual benefits that would be payable to participants in the SERP at age 65.

5-Year Average Annual Compensation $	Estimated Annual Benefit for Years of Service Indicated $
	15 Years	25 Years	35 Years
200,000	21,100	15,200	24,400
240,000	33,100	35,200	52,400
280,000	45,100	55,200	80,400
320,000	57,100	75,200	108,400

        The compensation used in determining final average compensation under the SERP is the participant's base salary and excludes bonuses and other forms of compensation.

        On December 31, 2003, the base compensation for the participating officers was: Anton C. Garnier – $350,000 and Peter J. Moerbeek – $251,500. Their years of credited service were 34 and nine, respectively. The SERP is an unfunded plan. The Company, however, has invested in a corporate-owned life insurance policy to assist in funding the Company's obligations under the SERP.

AUDIT RELATED MATTERS

Report of the Audit Committee

        The Audit Committee of the Board of Directors is composed of four independent directors, in compliance with the listing standards of the NASDAQ Stock Market and the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The Board of Directors has adopted a written charter setting forth the audit-related functions the Audit Committee is to perform. The Audit Committee reviewed this charter in March 2004. A copy of the charter is attached to this 2004 Proxy Statement.

        The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for Southwest Water's financial reporting process, internal controls, and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

        In the context stated above, the Audit Committee has met and held separate discussions with management and with our independent auditors, KPMG LLP. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees."

        Southwest Water's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

        Based upon the Audit Committee's review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

Donovan D. Huennekens, Chair
James C. Castle, Ph.D
H. Frederick Christie
Maureen A. Kindel

March 14, 2004

PRINCIPAL AUDITOR FEES AND SERVICES

        The Audit Committee appointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to KPMG LLP

        The following table shows the fees billed to Southwest Water for audit and other services provided by KPMG LLP during fiscal 2003 and 2002.

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees
Audit Fees	$364,900	$208,000
Audit-Related Fees	90,000	53,230
Tax Fees	3,000	11,150
All Other Fees	0	0

Total Fees	$457,900	$272,380

        Audit Fees:    Consist of fees billed for professional services rendered for the audit of Southwest Water's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees:    Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Southwest Water's consolidated financial statements but are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. In addition, the review of S-3 and S-3/A Registration Statement filings is included.

        Tax Fees:    Consist of fees billed for professional services for tax compliance, tax advice and tax planning. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.

        All Other Fees:    No other fees were paid for 2003 or 2002 services by KPMG LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors. The Audit Committee has adopted a policy regarding the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members.

Complaint Procedure

        The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for employees to submit concerns regarding accounting, internal control or auditing matters.

 PROPOSAL 2 – TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM
25,000,000 SHARES TO 75,000,000 SHARES

        The stockholders are asked to approve an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate") to increase the number of authorized shares of the Company's common stock from 25,000,000 shares to 75,000,000 shares. The Board has determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. As of March 18, 2004, 14,804,393 shares of the Company's common stock were outstanding and 2,884,170 shares of the Company's common stock were available for issuance under stock option, employee benefit, and dividend reinvestment plans.

        The Company's Board believes that it is in the best interests of the Company and its stockholders to amend the Restated Certificate in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company at the discretion of the Board, subject to stockholder approval as may be required under applicable law or exchange regulations. The Company filed an S-3 registration statement with the SEC on December 29, 2003, and anticipates that it may potentially issue additional shares of common stock for capital-raising purposes. In addition, the Company has issued stock dividends in each of the years 1995, 1996, 1997, 1998, 1999, 2000, 2001, 2002, 2003 and 2004, and will continue to address the advisability of issuing additional stock dividends in the future.

        The additional common stock to be authorized by adoption of the amendment would have rights identical to the common stock of the Company. The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders, except for effects incidental to increasing the number of shares of the common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware. The full text of the amendment to Article Four, Section A of the Restated Certificate is set forth in Appendix B.

        The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For instance, the Company's authorized but unissued common stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and less likely. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.

Required Vote

        The affirmative vote of a majority of the outstanding shares of the Company's securities entitled to vote on the proposal, is required for approval of the amendment to the Restated Certificate increasing the number of authorized shares of common stock to 75,000,000 shares. Abstentions on this proposal will have the effect of a vote against the Proposal. Brokers are authorized to vote on this proposal, thus no broker non-votes will likely result.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL 2 TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 SHARES TO 75,000,000 SHARES.

 PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF SOUTHWEST WATER COMPANY

        The Company's stockholders are being asked to approve an amendment to the Amended and Restated Stock Option Plan for Non-Employee Directors (the "Amended Director Plan"), which amendment provides as follows:

  •
  Authorizes an additional 250,000 shares for issuance under the plan, increasing the authorized number of shares from 437,555 to 687,555 shares;

  •
  Increases the initial automatic grant and annual automatic grant of stock option awards from 5,000 to 10,000 shares per Non-Employee Director;

  •
  Extends the plan termination date from May 23, 2010, to May 13, 2014; and

  •
  Provides that the anti-dilution adjustments for stock splits and dividends provided by the Amended Director Plan will apply to the 10,000 automatic option grants to be in effect following adoption of the proposed amendment of the Amended Director Plan.

        The proposed amendment was unanimously adopted by the Board on February 12, 2004, and would become effective upon stockholder approval at the Annual Meeting. A full text of the proposed amendment is attached as Appendix C.

        As of March 18, 2004, 172,461 shares remain available for grant under the Amended Director Plan, without giving effect to the amendment. The Board believes that the increase in shares available for issuance is necessary to establish a reserve of shares that would enable the grant of stock to Non-Employee Directors. In addition, the Board believes that the Amended Director Plan is necessary to ensure that the Company will continue to retain, motivate and attract qualified Non-Employee Directors.

        The following is a summary of the principal features of the Amended Director Plan. The summary, however, is not a complete description of all the provisions of the Amended Director Plan. Any stockholder of the Company who wishes to obtain a copy of the plan document may do so upon written request to the Secretary at the Company's principal executive offices at One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

General Nature of the Amended Director Plan

        The Amended Director Plan authorizes the grant of non-qualified stock options to our Non-Employee Directors. The principal purposes of the Amended Director Plan are to provide incentives to Non-Employee Directors of the Company to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock, and to obtain and retain the services of Non-Employee Directors who are considered essential to the long-range success of the Company. The approval by stockholders of the Amended Director Plan will allow us to continue to align interests of Directors with the stockholders of the Company.

Shares Reserved

        Under the Amended Director Plan, the total number of shares of common stock that could be issued is 687,555, including the 250,000 share increase for which stockholder approval is sought under this proposal. After giving effect to the increase, 422,461 shares will remain available for future grant under the Amended Director Plan.

        The shares of common stock available for issuance under the Amended Director Plan may be either previously authorized and unissued shares or treasury shares. The Amended Director Plan provides for adjustments in the number and kind of shares subject to the Amended Director Plan and to outstanding options in the event of a stock split, stock dividend and certain other types of transactions. Available for issuance under the Amended Director Plan are (i) shares subject to expired, exchanged or canceled options; and (ii) shares delivered by the optionee or withheld by the Company in payment of the exercise price or any related tax withholding obligation.

Administration

        The Amended Director Plan is administered by the Board, which has the full authority to adopt rules for the administration, interpretation and application of the Amended Director Plan.

Automatic Option Grants

        The Amended Director Plan provides for automatic grants to non-employee directors of non-qualified stock options as follows:

  •
  Each person who is a Non-Employee Director as of the 2004 Annual Meeting of Stockholders will automatically be granted on the date of the 2004 Annual Meeting of Stockholders an option to purchase 10,000 shares of common stock; and

  •
  Additionally, each person who first becomes a Non-Employee Director after the 2004 Annual Meeting of Stockholders by election or appointment to the Board shall be granted automatically on the date of such person's election or appointment to the Board an initial option to purchase 10,000 shares of common stock.

        Thus, assuming they continue as Non-Employee Directors following the 2004 Annual Meeting of Stockholders, Messrs. Castle, Christie, Huennekens, and Newman and Mss. Griego and Kindel will, if this proposal is approved by the stockholders, each be granted an option covering 10,000 shares on the date of this Annual Meeting.

        Each option and its exercise price, term, vesting and other material terms are evidenced by a written stock option agreement.

Exercise Price

        The exercise price of each option granted under the Amended Director Plan is equal to the last sales price of our common stock on the NASDAQ Stock Market on the day prior to the date of grant. On March 18, 2004, the average of the last sales price of a share of our common stock on the NASDAQ Stock Market was $14.47.

Vesting of Options

        An option may be exercised when and to the extent it "vests." The options vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. In addition, the options become fully vested upon termination of the optionee's service as a Director of the Company after the first anniversary of the option grant date.

Term and Termination of Options

        The term of each option is seven years and one day from the date of grant. In the event of the termination of the optionee's service as a Director of the Company, the optionee (or the optionee's representative) may exercise the option at any time before the earliest of:

  •
  one year following termination;

  •
  one year following the death of optionee; or

  •
  seven years and one day following the option grant date.

Exercise of Options

        An option may be exercised for any vested portion of the shares subject to the option unless the option expires or terminates. Only whole shares may be purchased upon exercise.

        An option may be exercised by delivering to the Company a written notice of exercise, together with payment of the aggregate exercise price in the form of cash or a check payable to the Company. The Board may, however, in its discretion allow payment through:

  •
  the delivery of shares of our common stock already owned by the optionee, subject to certain minimum ownership requirements;

  •
  the surrender of shares of our common stock that would otherwise be issuable on exercise of the option; or

  •
  the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock issuable upon exercise of the option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price.

        An optionee will not have any rights as a stockholder until the Company has issued and delivered the shares of common stock following option exercise. The Company will not adjust the option shares for dividends or distributions if the record date for the dividend or distribution is prior to the date of such stock issuance.

Options Not Transferable

        An optionee cannot assign or transfer any option, except:

  •
  by will or the laws of descent and distribution;

  •
  pursuant to a qualified domestic relations order; or

  •
  with permission from the Board, to certain family members and family trusts.

Plan Amendment and Termination

        The Board may not, without prior stockholder approval:

  •
  change the total number of shares of stock that may be issued under the Amended Director Plan; or

  •
  amend the Amended Director Plan in a manner that requires stockholder approval under any applicable law.

        All other amendments may be made by the Board without stockholder approval. The Amended Director Plan will be in effect until May 13, 2014.

Adjustment in Securities

        If there is a dividend, recapitalization, reclassification, stock split, merger, consolidation, split-up, spin-off, combination, consolidation, dissolution or other similar corporate transaction that affects the common stock, the Board may appropriately adjust:

  •
  the aggregate number of shares of common stock subject to the Amended Director Plan;

  •
  the number of shares of common stock subject to outstanding options;

  •
  the price per share of outstanding options; and

  •
  the number of options automatically granted under the Amended Director Plan (thus, if there is a stock split or dividend, the 10,000 shares automatically granted initially and annually may be adjusted).

        In addition, if there is a merger of the Company, the sale of all or substantially all of the Company's assets or 80% or more of the Company's voting stock, or the dissolution or liquidation of the Company, the Board may provide in the option agreement or in a resolution that the options may be exercisable as to all shares covered by the option, and/or may provide for the assumption of the option by the successor corporation.

Federal Income Tax Consequences

        The following summarizes federal income tax consequences of the Amended Director Plan under current federal income tax law and is intended for general information only. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

        For federal income tax purposes, optionees granted non-qualified stock options will not have taxable income on the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date of option exercise. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Required Vote

        The affirmative vote of a majority of the outstanding shares of the Company's securities, present or represented by proxy and voting on the proposal is required for approval of the amendment to the Amended and Restated Stock Option Plan for Non-Employee Directors. Abstentions on this proposal will not be counted for purposes of determining the total number of shares that voted on the proposal and thus will not have an effect on the outcome of this proposal. Broker non-votes are not considered a vote for purposes of determining whether stockholder approval of this proposal has been obtained and therefore will not have an effect on the outcome of this proposal.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL 3 TO AMEND THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        The Company anticipates holding its 2005 Annual Meeting of Stockholders on May 12, 2005. Stockholder proposals (including nomination of a person for election to the Board of Directors) to be included in the Proxy Statement for the 2005 Annual Meeting must be received by the Company's Secretary not later than December 10, 2004. For proposals to be included, you must comply with the rules of the SEC governing the submission of stockholder proposals.

        Under our bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 days prior to the scheduled Annual Meeting. If a stockholder commences his or her own proxy solicitation for the 2005 Annual Meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal no later than February 12, 2005. If the notice is not received by such date, it will be considered untimely under the Company's bylaws, and the Company will have discretionary voting authority under proxies solicited for the 2005 Annual Meeting with respect to such proposal, if presented at the meeting. These requirements are separate from and in addition to the SEC's requirements that the stockholder must meet in order to have a stockholder proposal included in the Company's Proxy Statement.

        All proposals should be submitted in writing to the Company's Secretary, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

                      By order of the Board of Directors,

                      Shelley A. Farnham
                      Secretary

April 2, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Southwest Water Company

I.     Purpose

          The purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of Southwest Water Company (the "Company") and the audits of the financial statements of the Company.

          The Committee has the responsibilities, duties, and powers set forth in this Charter. The Committee shall be given full and direct access to the Company's internal audit function, the Chair of the Board of Directors, Company executives and independent accountants as necessary to carry out these responsibilities. However, the Committee's function is one of oversight only and shall not relieve the Company's management of its responsibilities for preparing financial statements that accurately and fairly present the Company's financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

II.    Composition of the Audit Committee

          The Committee shall be comprised of not less than three (3) directors, each of whom will be independent as required by Section 10A(3)(b)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules of the National Association of Securities Dealers, Inc. ("NASD"), provided that if a member of the Committee ceases to be independent for reasons outside the member's reasonable control, then the member may remain on the Committee until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

          Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.  Responsibilities and Duties

          The Committee shall have the following responsibilities, duties and powers in carrying out its oversight functions (in addition to any others that the Board may from time to time delegate to the Committee):

    1.
    Review and evaluate the performance of the independent accountants who are accountable to the Committee. Appoint, and, where appropriate, terminate and replace the independent accountants to audit the Company's financial statements.

    2.
    Consider the Company's process for reviewing internal controls and financial reporting and disclosure.

    3.
    The Committee shall discuss with management and the independent accountants, (a) the adequacy of the Company's internal accounting controls and the financial reporting process; (b) the status of internal control recommendations made by the independent accountants;

      and (c) significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

    4.
    Approve the engagement of the independent accountants to perform all services, considering both the types of services and the projected fees.

    5.
    Review the Company's hiring policies for retaining employees or former employees of the independent accountants.

    6.
    Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles ("GAAP").

    7.
    Review the Company's annual audited financial statements and related disclosures, including the MD&A portion of the Company's filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including: (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies;

    8.
    Review any management letters or internal control reports prepared by the independent accountants or the Company's internal auditors and responses to prior management letters, and review with the independent accountants the Company's internal financial controls, including the budget, staffing and responsibilities of the Company's internal audit function.

    9.
    Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

    10.
    Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants (including resolution of disagreements between the independent accountants and Company management regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

    11.
    Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants. Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountants.

    12.
    For each of the first three fiscal quarters and at year-end, at a Committee meeting, review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

    13.
    Review management's analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act.

    14.
    Following completion of the annual audit, review separately with the independent accountants and management any significant issues encountered during the course of the audit. Discuss with independent accountants the communications regarding the conduct of the audit required of the independent accountants under applicable auditing standards.

    15.
    Report to the Board on a regular basis on events covered by the Committee and make recommendations to the Board and management concerning these matters.

    16.
    Review the accounting and disclosure of significant matters that may have a material impact on the financial statements.

    17.
    Approve the report required by the SEC to be included in the Company's annual proxy statement.

    18.
    Approve all transactions between the Company and a related party, as defined by applicable NASD rules.

    19.
    Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, internal auditors or management.

    20.
    On at least an annual basis, the Committee shall discuss with the independent accountants the results of their discussion with the Company's counsel concerning legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    21.
    Review and assess the adequacy of the Committee Charter annually and recommend any proposed changes to the Board for approval.

    22.
    Perform any other activities consistent with this charter, the Company's bylaws and governing law as the Committee or the Board deems necessary or appropriate.

    23.
    Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company regarding concerns related to questionable accounting, reporting or auditing matters.

    24.
    Engage independent counsel and other advisers, as the Committee determines necessary, to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee for payment of compensation to the independent accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Meetings

        The Committee will meet on a regular basis at least four (4) times each year, and will hold special meetings as circumstances require. The Committee shall determine the timing of the meetings. However, the Committee will meet at any time that the independent accountants believe communication to the Committee is required. At each regular meeting the Committee shall meet privately in executive session. At each regular meeting the Committee will meet separately with representatives of the independent accountants and management. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

        At all Committee meetings, a majority of the total members shall constitute a quorum. A majority of the members of the Committee shall be empowered to act on behalf of the Committee. Minutes shall be kept of each meeting of the Committee and the Committee shall periodically report to the Board significant results of the foregoing activities.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SOUTHWEST WATER COMPANY

        PETER J. MOERBEEK AND SHELLEY A. FARNHAM certify that:

        1.     They are the President and Chief Operating Officer, and Secretary, respectively, of Southwest Water Company, a Delaware corporation (this "Corporation").

        2.     The following action, setting forth a proposed amendment (the "Amendment") to the Restated Certificate of Incorporation of this Corporation, was duly approved by the Board of Directors of Southwest Water Company, a Delaware corporation, and, at the 2004 Annual Stockholders' Meeting, by the necessary number of shares as required by statute and the Restated Certificate of Incorporation of this Corporation.

        3.     Said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        WHEREAS, Southwest Water Company filed a Certificate of Incorporation with the State of Delaware on February 2, 1988, a Restated Certificate of Incorporation on April 6, 1988, a Certificate of Amendment of Certificate of Incorporation on May 1, 1995, a Certificate of Amendment of Certificate of Incorporation on June 4, 1998, and a Certificate of Correction of Amendment of Restated Certificate of Incorporation on September 14, 1998 (collectively, the "Certificate");

        WHEREAS, the Board of Directors desires to amend and restate Article FOURTH, Paragraph A of the Certificate of this Corporation;

        NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article FOURTH, Paragraph A of the Certificate is hereafter amended and restated in its entirety to read:

  "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-five million two hundred fifty thousand (75,250,000), consisting of the following:

    (1)
    two hundred fifty thousand (250,000) shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"); and

    (2)
    seventy-five million (75,000,000) shares of Common Stock, with a par value of $.01 per share (the "Common Stock")."

        RESOLVED FURTHER, that the Board of Directors hereby authorizes and directs the Secretary of this Corporation to do and perform all acts, to execute and deliver all certificates and to take or cause to be taken all other action as such officer may deem necessary, desirable or appropriate to carry out the full intent and purpose of the foregoing resolution.

B-1

        IN WITNESS HEREOF, the undersigned have executed this Certificate of Amendment this      day of             , 2004.

SOUTHWEST WATER COMPANY, a Delaware corporation
Peter J. Moerbeek, President & Chief Operating Officer
Shelley A. Farnham, Secretary

B-2

APPENDIX C

AMENDMENT TO THE
AMENDED AND RESTATED STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS
OF
SOUTHWEST WATER COMPANY

        This Amendment ("Amendment") to the Amended and Restated Stock Option Plan for Non-Employee Directors of Southwest Water Company (the "Plan") is adopted by Southwest Water Company, a Delaware corporation (the "Company"), effective as of May 13, 2004.

RECITALS

        WHEREAS, the Board of Directors (the "Board") originally adopted the Stock Option Plan for Non-Employee Directors on March 27, 1996 and the Plan, as amended, was approved by the stockholders on May 23, 2000;

        WHEREAS, Section 7.2 of the Plan provides that the Plan may be amended from time to time by the Board, subject in certain circumstances to stockholder approval of such amendment; and

        WHEREAS, the Board believes it is in the best interests of the stockholders to: (i) increase the number of shares issuable under the Plan by an additional 250,000 shares, (ii) increase the number of options to purchase shares automatically granted to Non-Employee Directors upon initial election or appointment and annually (subject to continued service on the Board) to 10,000 shares, subject to adjustment in the event of future stock splits, stock dividends or stock combinations, and (iii) extend the Plan's termination date to May 13, 2014.

        NOW, THEREFORE, the following amendments to the Plan are adopted by the Company.

AMENDMENTS

Effective as of May 13, 2004, Section 2.1 of the Plan is hereby amended and replaced in its entirety as follows:

        Section 2.1    "Shares Subject to Restated Director Option Plan.

          Subject to Section 4.6 (relating to adjustments in shares upon a Recapitalization, as defined therein), the shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed Six Hundred Eighty Seven Thousand Five Hundred Fifty Five (687,555). The foregoing gives effect to stock splits and stock dividends through February 12, 2004.

Effective as of May 13, 2004, the Section 3.2 of the Plan is hereby amended and replaced in its entirety as follows:

          "Subject to Section 3.3 below, effective as of the 2004 Annual Meeting of Stockholders, each person who is a Non-Employee Director immediately as of and following the 2004 Annual Meeting of Stockholders shall be granted automatically on the date of the 2004 Annual Meeting of Stockholders an additional option to purchase 10,000 of Common Stock. Each person who first becomes a Non-Employee Director after the 2004 Annual Meeting of Stockholders by election or appointment to the Board shall be granted automatically on the date of such person's election or appointment to the Board, an initial Option to purchase 10,000 shares of Common Stock. Each Non-Employee Director shall thereafter be automatically granted on the date of each subsequent Company Annual Meeting of Stockholders as of and following which such person continues as a Non-Employee Director, an additional option to purchase 10,000 shares of Common Stock. The 10,000 share option

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  grants provided by this paragraph are subject to anti-dilution adjustments in connection with any stock split, stock dividend, or stock combination as governed by Section 4.6 hereof."

Effective as of May 13, 2004, Section 4.6 of the Plan is hereby amended and replaced in its entirety as follows:

        "Section 4.6    Adjustments in Outstanding Securities

          In the event that the outstanding shares of the Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger (including reincorporation by means of merger), consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares (a "Recapitalization"), the Board shall make an appropriate and equitable adjustment in (i) the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event; (ii) the limitations Section 2.1 above on the maximum number and kind of shares which may be issued under this Plan; and (iii) the number of options specified in Section 3.2 automatically granted to Directors. Any adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons."

Effective as of May 13, 2004, the last sentence of Section 7.2 of the Plan is hereby amended and replaced in its entirety as follows:

          "No Option may be granted during any period of suspension nor after termination of the Restated Director Option Plan, and in no event may any Option be granted under this Restated Director Option Plan after May 13, 2014."

* * * * *

        The undersigned, Shelley A. Farnham, Secretary of the Company, hereby certifies that amendments described above were adopted by the Board on February 12, 2004, and that the amendment increasing the number of shares authorized under the Plan was approved by the Company's stockholders on May 13, 2004.

        Executed at Los Angeles, California this              day of             , 2004.

Southwest Water Company, a Delaware corporation
By:	Shelley A. Farnham Secretary

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DIRECTIONS TO
SOUTHWEST WATER COMPANY
ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2004 AT 10:00 A.M. (Pacific Time)

Suggested Route:

From 101 South – Take Temple Street exit, turn left onto Temple Street, turn right onto Grand Avenue, pass 4th Street, cross 5th Street and immediately turn left into the hotel's parking area.

From 101 North – Take Grand Avenue exit, turn right onto Grand Avenue, pass 4th Street, cross 5th Street and immediately turn left into the hotel's parking area.

From 110 – Take 4th Street exit, head east on 4th Street to Grand Avenue, turn right on Grand Avenue, cross 5th Street and immediately turn left into the hotel's parking area.

Parking:

To receive complimentary parking, please tell the valet that you are attending Southwest Water Company's Annual Meeting.

Millennium Biltmore Hotel
506 South Grand Avenue
Los Angeles, CA 90071
(213) 624-1011

SOUTHWEST WATER COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Anton C. Garnier and Peter J. Moerbeek as Proxy holders, or either of them acting alone, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all eligible shares of common or preferred stock of Southwest Water Company (the "Company"), held of record by the undersigned on March 18, 2004 at the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time, on May 13, 2004, at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California 90071, and any adjournment thereof (the "Annual Meeting").

        IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY TELEPHONE.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3.

Address Change/Comments

AUTHORIZE PROXY BY PHONE—1-800-435-6710

        Use any touch-tone telephone to transmit proxy and voting instructions up until 11:59 P.M. Eastern Time on May 12, 2004. Have the proxy card in hand when calling and follow the simple instructions provided.

VOTE BY MAIL

        Mark, sign and date the proxy card and return it in the postage-paid envelope provided.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE

DETACH HERE

        Please mark ☒ votes as in this example.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election to the Board of ALL the nominees listed below and FOR proposals 2 and 3. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

1.
Election of Class III Directors

  Nominees: (01)H. Frederick Christie, (02)Anton C. Garnier, and (03)Peter J. Moerbeek

  FOR ALL NOMINEES ☐        WITHHELD FROM ALL NOMINEES ☐

☐	For all nominees except as noted above	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
2.
To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 25,000,000 to 75,000,000.

  FOR ☐        AGAINST ☐        ABSTAIN ☐

3.
To approve an amendment to the Amended and Restated Stock Option Plan for Non-Employee Directors, which includes an increase of 250,000 shares authorized for issuance under the plan, an increase of 5,000 shares to the initial and annual stock option grants to non-employee directors ("Non-Employee Directors") and a four-year extension to the term of the plan.

  FOR ☐        AGAINST ☐        ABSTAIN ☐

4.
To transact such other business as may properly come before the meeting.

        Please date this Proxy and sign it exactly as your name or names appear. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

Signature:	Date:
Signature:	Date:

QuickLinks

2004 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1 – ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION AND STOCK OWNERSHIP
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
BENEFICIAL OWNERSHIP OF COMMON STOCK
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
EXECUTIVE COMPENSATION
AUDIT RELATED MATTERS
PRINCIPAL AUDITOR FEES AND SERVICES
PROPOSAL 2 – TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 25,000,000 SHARES TO 75,000,000 SHARES
PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF SOUTHWEST WATER COMPANY
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
APPENDIX A CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SOUTHWEST WATER COMPANY
APPENDIX B CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF SOUTHWEST WATER COMPANY
APPENDIX C AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF SOUTHWEST WATER COMPANY